UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017 (November 30, 2017)

Oaktree Specialty Lending Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00755	26-1219283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 30, 2017, Oaktree Specialty Lending Corporation (the “Registrant”) entered into a Senior Secured Revolving Credit Agreement (the “Credit Agreement”) with the lenders party thereto, ING Capital LLC, as administrative agent, ING Capital LLC, JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents. The Credit Agreement provides that the Registrant may use the proceeds of the loans and issuances of letters of credit under the facility for general corporate purposes, including acquiring and funding leveraged loans, mezzanine loans, high-yield securities, convertible securities, preferred stock, common stock and other investments. The Credit Agreement further allows the Registrant to request letters of credit from ING Capital LLC, as the issuing bank.

The Credit Agreement permits up to $600 million of borrowings and includes an “accordion” feature that permits the Registrant, under certain circumstances, to increase the size of the facility up to $800 million. Borrowings under the Credit Agreement bear interest at a rate equal to, at the Registrant’s election, either (a) LIBOR (1-, 2-, 3- or 6-month, at the Registrant’s option) plus a margin of 2.25%, 2.50% or 2.75% per annum depending on the Registrant’s senior debt coverage ratio as calculated under the Credit Agreement, with no LIBOR floor or (b) an alternate base rate plus a margin of 1.25%, 1.50% or 1.75% per annum depending on the Registrant’s senior debt coverage ratio as calculated under the Credit Agreement. The period during which the Registrant may make drawings under the Credit Agreement expires on November 29, 2020 (the “Revolving Termination Date”) and the final maturity date of the facility will be one year following the Revolving Termination Date.

The facility is secured by substantially all of the Registrant’s assets (excluding, among other things, investments held in and by certain subsidiaries of the Registrant or investments in certain portfolio companies of the Registrant) and guaranteed by certain subsidiaries of the Registrant pursuant to a Guarantee, Pledge and Security Agreement (“ING Security Agreement”) entered into in connection with the Credit Agreement, among the Registrant, the other obligors party thereto, and ING Capital LLC, as collateral agent to the secured parties. Pursuant to the ING Security Agreement, the Registrant pledged its entire equity interest in certain immaterial subsidiaries to the collateral agent pursuant to the terms of the ING Security Agreement.

The Credit Agreement and related agreements governing the facility required the Registrant to, among other things, (i) make representations and warranties regarding the collateral as well as each of the Registrant’s portfolio companies’ businesses, (ii) agree to certain indemnification obligations, and (iii) comply with various affirmative and negative covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including covenants related to: (A) limitations on the incurrence of additional indebtedness and liens, (B) limitations on certain investments, (C) limitations on certain asset transfers and restricted payments, (D) maintaining a certain minimum stockholders’ equity, (E) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of the Registrant and its subsidiaries (subject to certain exceptions), of not less than 2.0:1.0, (F) maintaining a ratio of consolidated EBITDA to consolidated interest expense, of the Registrant and its subsidiaries (subject to certain exceptions), of not less than (1) 2.0 to 1.0 for the first year following the closing date and (2) 2.25:1.00 thereafter, (G) maintaining a minimum liquidity and net worth, and (H) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Registrant and certain of its subsidiaries. The Credit Agreement and related documents also include usual and customary default provisions such as the failure to make timely payments under the facility, the occurrence of a change in control, and the failure by the Registrant to materially perform under the Credit Agreement and related agreements governing the facility, which, if not complied with, could accelerate repayment under the facility.

Each loan or letter of credit originated under the Credit Agreement is subject to the satisfaction of certain conditions.

Borrowings under the Credit Agreement are subject to the facility’s various covenants and the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Agreement and is qualified in its entirety by reference to a copy of the Credit Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

On December 1, 2017, the Registrant issued a press release announcing it had entered into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement, the Registrant repaid all outstanding borrowings under its secured syndicated revolving credit facility with certain lenders party thereto from time to time and ING Capital LLC, as administrative agent (the “Prior ING Facility”), following which the Prior ING Facility was terminated. Obligations under the Prior ING Facility would have otherwise matured on August 6, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Senior Secured Revolving Credit Agreement, dated as of November 30, 2017, among Oaktree Specialty Lending Corporation, as Borrower, the lenders party thereto, ING Capital LLC, as administrative agent, ING Capital LLC, JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint lead arrangers and joint bookrunners, and JPMorgan Chase Bank, N.A. and Bank of America, N.A., as syndication agents.
99.1	Press release of Oaktree Specialty Lending Corporation, dated December 1, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE SPECIALTY LENDING CORPORATION

Date: December 1, 2017	By:	/s/ Mathew M. Pendo
Name: Mathew M. Pendo
Title: Chief Operating Officer